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                                                                  Exhibit 10.53

         AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

     This Amendment No. 1, dated as of March 20, 1997 (this "Amendment No. 1"), to Stock Purchase Agreement, dated as of February 25, 1997 (the "Agreement"), is by and between The Grand Union Company, a Delaware corporation (the "Company"), and Roger Stangeland (the "Purchaser").

                         WITNESSETH:

     WHEREAS, pursuant to the Agreement, the Purchaser agreed to purchase from the Company, and the Company agreed to sell and issue to the Purchaser (the "Stock Purchase"), an aggregate of Sixty Thousand (60,000) shares of the Company's Class A Convertible Preferred Stock, $1.00 par value per share (the "Preferred Stock"); and

     WHEREAS, the Purchaser desires to be permitted to assign his rights and obligations pursuant to the Agreement, and the Company is willing to permit such assignment, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:

     Section 1.  Representations and Warranties of the
Purchaser. Sections 3.5 and 3.13 of the Agreement are hereby amended to read as follows:

     "Section 3.5. Receipt of Reports. Roger Stangeland currently serves as the Chairman and a member of the Board of Directors of the Company and as co-trustee of the general partner of the Partnership and, as Chairman of the Board of Directors of the Company, has received reports from and other information concerning the Company, and the Partnership is aware of the contents of all of such reports and information. In connection with the transaction contemplated hereby, the Purchaser has not relied on financial information regarding the Company provided by the Company."

     "Section 3.13. Purchaser's Principal Residence. Roger Stangeland is an individual with a principal place of residence located in the State of California, and the Partnership is a limited partnership organized under the laws of the State of California."

     Section 2. Assignment. Section 6.9 of the Agreement is hereby amended to read as follows:

     "Section 6.9. Assignment. This Agreement shall not be assigned by operation of law or otherwise; provided, however, that the Purchaser's right and obligation to consummate the Stock Purchase may be assigned, on the terms and conditions set forth herein, pursuant to an assignment and assumption agreement substantially in the form set forth as Exhibit A hereto (the

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"Assignment") to The Stangeland Family Limited Partnership, a California
limited partnership (the "Partnership") of which the general partner is The Roger and Lilah Stangeland Living Trust (the "Trust"), and it is acknowledged and agreed by the Company that the Purchaser may, and intends to, so assign his rights and obligations hereunder."

     Section 3. Binding Effect. Section 6.10 of the Agreement is hereby amended to read as follows:

     "Section 6.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, upon the Assignment, to the Partnership, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation."

     Section 4. Additional Conditions to the Company's Obligation to Effect the Closing. In addition to the satisfaction or waiver of all of the conditions set forth in Section 5 of the Agreement, the Company's obligation to effect the Closing pursuant to the Agreement and the Assignment is subject to the following additional conditions:

          (a)  Conditions to Obligations of Each Party to
     Effect the Closing.  The conditions set forth in
     Section 5.1 of the Agreement shall be satisfied with respect to the Stock Purchase giving effect to the Assignment as applied to the Partnership.

          (b)  Additional Conditions to Obligations of the
     Company. The conditions set forth in Section 5.3 of the Agreement shall be satisfied giving effect to the Assignment, as though the Partnership shall have been substituted for the Purchaser in such Agreement in all respects, including but not limited to the truth and accuracy of the representations and warranties of the Purchaser set forth in Article III of the Agreement as though the Partnership shall have made such representations and warranties as of the date of the Agreement and as of the Closing Date, and the Partnership shall have delivered to the Company a certificate, in form and substance satisfactory to the Company, to such effect.

     Section 5. Notices. Section 6.2(a) of the Agreement is hereby amended to add the following at the end of Section 6.2:

     "(c) If to the Partnership:

     The Stangeland Family Limited Partnership
     300 North Lake Avenue
     Suite 925
     Pasadena, CA  91101
     Telecopier No.: (818) 304-2873
     Telephone No.: (818) 304-2870

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     With a copy to:

     Munger, Tolles & Olson
     355 S. Grand Avenue, 35th Floor
     Los Angeles, CA 90071
     Attention:  Steven L. Guise, Esq.
     Telecopy:  (213) 683-3702"

     Section 6. Certain Definitions. Section 6.3 of the Agreement is hereby amended to add the following definitions:

        (a) "Amendment" means Amendment No. 1, dated as of March __, 1997, to this Agreement.

        (b)    "Assignment" means the Assignment and
     Assumption Agreement, dated as of March __, 1997, between Roger Stangeland and the Partnership, and the transactions contemplated thereby;

        (c)    "Partnership" means The Stangeland Family
     Limited Partnership, a California limited partnership, of which the general partner is The Roger and Lilah
     Stangeland Living Trust; and

        (d) "Purchaser" when used herein, shall have the definition set forth in the Preamble to the Agreement;
     provided, however, that from and after the date of the Assignment, as contemplated by the Amendment, shall mean the Partnership.

     Section 7. Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     Section 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

     Section 9. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, the Company and the Purchaser have
executed this Amendment No. 1 as of the date first set forth above.

                         THE COMPANY

                         THE GRAND UNION COMPANY

                         By:  /s/ Joseph J. McCaig
                            -------------------------
                         Name:  Joseph J. McCaig
                         Title: President and Chief Executive Officer

                         PURCHASER

                         /s/ Roger Stangeland
                         ----------------------------
                         Roger Stangeland




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